PRESS RELEASE

FOR IMMEDIATE RELEASE:	CONTACT:

CompX International Inc.	Janet G. Keckeisen
Three Lincoln Centre	Investor Relations
5430 LBJ Freeway, Suite 1700	Tel. 972-233-1700
Dallas, Texas 75240

COMPX ANNOUNCES REGULAR QUARTERLY DIVIDEND
AND
RESULTS OF THE ANNUAL STOCKHOLDER MEETING

DALLAS, TEXAS . . . May 23, 2018 . . . CompX International Inc. (NYSE American:  CIX) announced today that its board of directors has declared CompX's regular quarterly dividend of five cents ($0.05) per share on its class A and class B common stock, payable on June 12, 2018 to stockholders of record at the close of business on June 5, 2018.

CompX also announced that at its annual stockholder meeting held on May 23, 2018, its stockholders:

•	elected each of Thomas E. Barry, David A. Bowers, Loretta J. Feehan, Robert D. Graham, Terri L. Herrington, Ann Manix, Cecil H. Moore, Jr. and Mary A. Tidlund as a director for a one year term;

•	adopted a resolution that approved, on a nonbinding advisory basis, the compensation of its named executive officers as disclosed in the proxy statement for the 2018 annual stockholder meeting; and
•	approved CompX's second amended and restated certificate of incorporation, as set forth and described in the proxy statement.

CompX is a leading manufacturer of security products and recreational marine components.